Exhibit 10.6

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of October 29, 2024, and entered into by and among MRC GLOBAL INC., a Delaware corporation (“MRC Global”), certain Domestic Subsidiaries of MRC Global (together with MRC Global, the “Companies” and each a “Company”), BANK OF AMERICA, N.A., in its capacity as administrative agent, security trustee and collateral agent for the Revolving Credit Secured Parties referenced below (including its successors and assigns from time to time, the “Revolving Credit Collateral Agent”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent for itself and the Term Secured Parties (including its successors and assigns from time to time, the “Term Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section I below.

RECITALS:

The Companies, certain foreign Affiliates of the Companies, the lenders from time to time party thereto (the “Revolving Credit Lenders”), the Revolving Credit Collateral Agent and the other agents and other Persons from time to time party thereto have entered into a Fourth Amended and Restated Loan, Security and Guarantee Agreement dated as of September 3, 2021 providing for a revolving credit facility and certain other credit accommodations (as may be amended, restated, amended and restated, supplemented, modified, replaced, increased, restructured, renewed, refunded or refinanced from time to time, the “Revolving Credit Agreement”);

MRC Global, as parent, MRC Global (US) Inc., as borrower, the Term Collateral Agent and the lenders from time to time party thereto (the “Term Lenders”) are party to that certain Term Loan Credit Agreement dated as of the date hereof providing for a term credit facility (as may be amended, restated, amended and restated, supplemented, modified, replaced, increased, restructured, renewed, refunded or refinanced from time to time, the “Term Credit Agreement”);

The obligations of (i) the Companies to the Revolving Credit Claimholders are secured by Liens on substantially all of the Accounts and Inventory and certain personal property relating to such Accounts and Inventory of the Grantors (including the Companies) and (ii) the Companies to the Term Priority Lien Claimholders are secured by Liens on substantially all the assets of the Companies; and

In furtherance of the foregoing, each of the Revolving Credit Collateral Agent, the Term Collateral Agent and the various Claimholders have agreed to set forth the relative priority of their respective Liens on the Revolving Credit Collateral (as defined below) and certain other rights, priorities and interests with respect to the Revolving Credit Collateral as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.	DEFINITIONS.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Access Period” means (a) with respect to all Primary Real Estate Assets, the period, after the commencement of an Enforcement Period, which begins, with respect to all Primary Real Estate Assets, on the day that the Revolving Credit Collateral Agent provides the Term Collateral Agent with the notice of its election to request access with respect to all Primary Real Estate Assets pursuant to Section 3.2(b) below and ends on the earliest of (i) the 180th day after the Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on the Primary Real Estate Assets following Enforcement plus such number of days, if any, after the Revolving Credit Collateral Agent obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Collateral located on the Primary Real Estate Assets, (ii) the date on which all or substantially all of the Revolving Credit Collateral located on the Primary Real Estate Assets is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations occurs and (b) with respect to each parcel of Other Real Estate, the period, after the commencement of an Enforcement Period, which begins, with respect to such parcel of Other Real Estate, on the day that the Revolving Credit Collateral Agent provides the Term Collateral Agent with the notice of its election to request access with respect to such parcel of Other Real Estate pursuant to Section 3.2(b) below and ends on the earliest of (i) the 180th day after the Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on such Other Real Estate following Enforcement plus such number of days, if any, after the Revolving Credit Collateral Agent obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the Revolving Credit Collateral located on such Other Real Estate, (ii) the date on which all or substantially all of the Revolving Credit Collateral located on such Other Real Estate is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations occurs.

“Account Agreements” means any lockbox account agreement, pledged account agreement, control agreement, blocked account agreement, deposit account control agreement, securities account control agreement, armored car agreement, credit card processing agreement or any similar deposit or securities account agreements among the Term Collateral Agent and/or Revolving Credit Collateral Agent and a Grantor and the relevant service provider, financial institution depository or securities intermediary.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Additional Secured Debt” has the meaning assigned to that term in Section 5.6.

“Additional Term Debt Facility” means one or more debt facilities, credit agreements, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of Section 5.6 of this Agreement have been satisfied, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for term loans, notes or other borrowings or extensions of credit, in each case, as amended, restated, amended and restated, modified, renewed, refunded restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the Revolving Credit Agreement, the Term Credit Agreement nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Term Debt Facility at any time.

“Additional Term Documents” means the Additional Term Debt Facility, the Additional Term Security Documents and, to the extent applicable, Hedge Agreements.

“Additional Term Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Term Secured Party (or any of its Affiliates) in respect of the Additional Term Documents.

“Additional Term Secured Parties” means, at any time, the Term Collateral Agent, the trustee, agent or other representative of the holders of indebtedness under any Additional Term Debt Facility, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Term Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Term Obligations outstanding at such time.

“Additional Term Security Documents” means the Additional Term Debt Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Obligations of the Grantors owed thereunder to any Additional Term Secured Parties or under which rights or remedies with respect to such Liens are governed.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation, limited liability company, trust, joint venture, association, company, partnership or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, limited liability company, trust, joint venture, association, company, partnership or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to that term in the preamble, as such agreement may be further amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time.

“Applicable Junior Collateral” has the meaning set forth in Section 6.5.

“Applicable Landlord Agreement” has the meaning set forth in Section 3.6.

“Bank Product” means any of the following products, services or facilities secured under the Revolving Credit Loan Documents and extended to any Grantor (or any Subsidiary and guaranteed by a Grantor) by any Person that is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (or was a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender at the time such product, service or facility was entered into): (i) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (ii) products under Hedge Agreements (other than Hedge Agreements that constitute Term Priority Lien Debt for purposes of this Agreement); (iii) commercial credit card, purchase card and merchant card services; and (iv) other banking products or services as may be requested by such Persons, other than loans and letters of credit.

“Bank Product Document” means any Hedge Agreement and any other agreement, instrument or document entered into in connection with any Bank Product Obligations.

“Bank Product Obligations” means the indebtedness and other obligations of any Grantor relating to Bank Products.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Cash Collateral” has the meaning set forth in Section 6.1(a).

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the Revolving Credit Claimholders and the Term Priority Lien Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral or Term Priority Lien Collateral. For the avoidance of doubt, the Term Priority Lien Collateral secures the Term Priority Lien Obligations but does not secure the Revolving Credit Obligations.

“Collateral Agent” and “Collateral Agents” has the meaning set forth in Section 3.6.

“Commodity Agreement” means any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

“Companies” and “Company” have the meanings assigned to those terms in the preamble to this Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations;

(c) termination or cash collateralization (in an amount and manner required by the Revolving Credit Loan Documents, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations;

(d) (i) the expiration or termination of all Bank Product Documents and the payment in full in cash of all related Bank Product Obligations, or (ii) the cash collateralization of (or other arrangements with respect to) all such Bank Product Obligations and Bank Product Documents on terms satisfactory to each applicable counterparty; and

(e) payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of such Revolving Credit Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Term Priority Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments to extend credit that would constitute Term Priority Lien Debt;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Priority Lien Documents and constituting Term Priority Lien Debt;

(c) termination or cash collateralization (in an amount and manner required by the Term Priority Lien Documents, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Term Priority Lien Documents and constituting Term Priority Lien Obligations;

(d) the expiration or termination of all Hedge Obligations constituting Term Priority Lien Obligations or the cash collateralization of (or other arrangements with respect to) of all such Hedge Obligations on terms satisfactory to each applicable counterparty; and

(e) payment in full in cash of all other Term Priority Lien Obligations that are outstanding and unpaid at the time the Term Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Term Priority Lien Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Term Priority Lien Obligations are incurred or Term Priority Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Term Priority Lien Obligations shall (effective upon the incurrence of such additional Term Priority Lien Obligations or reinstatement of such Term Priority Lien Obligations, as applicable) be deemed to no longer be effective.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Document”: means all present and future “documents” (as defined in Article 9 of the UCC).

“Domestic” means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

“Enforcement” means, collectively or individually for the Revolving Credit Collateral Agent or the Term Collateral Agent when a Revolving Credit Default or a Term Priority Lien Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies with respect to any Collateral under the Revolving Credit Loan Documents, the Term Priority Lien Documents or under any applicable law, but in all cases excluding (a) the demand of the repayment of all the principal amount of any of the Obligations, (b) the imposition of a default rate or late fee, (c) the collection and application of Accounts or other proceeds of Revolving Credit Collateral deposited from time to time in, or the delivery of any activation notice with respect to, Deposit Accounts or Securities Accounts against the Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents and (d) the collection and application of proceeds of Term Priority Lien Collateral deposited from time to time in, or the delivery of any activation notice with respect to, Deposit Accounts or Securities Accounts against the Term Priority Lien Obligations pursuant to the Term Priority Lien Documents.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or a Term Priority Lien Default has occurred and is continuing, by either the Revolving Credit Collateral Agent or the Term Collateral Agent to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the current balance owing with respect to the Term Priority Lien Obligations, as the case may be, and requesting the payment of the current balance owing of the Revolving Credit Obligations or the Term Priority Lien Obligations, as the case may be.

“Enforcement Period” means the period of time following the receipt by either the Revolving Credit Collateral Agent or the Term Collateral Agent of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by the Term Collateral Agent, the Discharge of Term Priority Lien Obligations, or (ii) in the case of an Enforcement Period commenced by the Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, or (iii) the Revolving Credit Collateral Agent or the Term Collateral Agent (as applicable) agree in writing to terminate the Enforcement Period.

“Equipment” has the meaning assigned to such term in the Term Priority Lien Security Agreement.

“General Intangibles” means all “general intangibles” (as defined in Article 9 of the UCC).

“Grantors” means each Company and each other Domestic Subsidiary that has or may from time to time hereafter execute and deliver a Secured Document as a person granting a Lien or other interest in its property to secure any of the Obligations.

“Hedge Agreement” means an Interest Rate Agreement, a Currency Agreement or a Commodity Agreement.

“Hedging Obligation” of any Person means any Obligation of such Person pursuant to any Hedge Agreement and any guarantee obligations in respect thereof.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” (or functionally equivalent term) within the meaning of the Revolving Credit Loan Documents or the Term Priority Lien Documents, as applicable.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(3) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” has the meaning assigned to such term in the Term Priority Lien Security Agreement.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

“Inventory” means all “inventory” (as defined in Article 9 of the UCC).

“Investment Property” means all “investment property” (as defined in Article 9 of the UCC).

“Junior Lien Effective Date” has the meaning set forth in Section 3.6(b).

“Junior Lien Reorganization Securities” has the meaning set forth in Section 6.5.

“Landlord” has the meaning set forth in Section 3.6.

“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Letter of Credit Rights” means any “letter-of-credit right” (as defined in Article 9 of the UCC).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Term Priority Lien Mortgage.

“MRC Global” has the meaning assigned to such term in the preamble to this Agreement.

“Net Available Cash Account” means any Deposit Account or Securities Account established by the Companies in accordance with the requirements set forth in Section 8.3 of the Revolving Credit Agreement and which does not contain proceeds of Loans (as defined in the Revolving Credit Agreement), Inventory, Accounts, or Specified Revolving Credit Collateral and which has been identified in writing to the Revolving Credit Collateral Agent and the Term Collateral Agent as such at the time that proceeds from any sale of Term Priority Lien Collateral shall be deposited pending final application.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to the Revolving Credit Claimholders, the Term Priority Lien Claimholders or any of them or their respective Affiliates, agents, trustees or other representatives, in each case under the Revolving Credit Loan Documents or the Term Priority Lien Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Other Real Estate” means any Real Estate Asset which is not a Primary Real Estate Asset.

“Permitted Liens” has the meaning assigned to such term in the Term Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Primary Real Estate Asset” means Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Secured Parties, certain of their Affiliates and the Revolving Credit Collateral Agent, under the Revolving Credit Loan Documents.

“Revolving Credit Collateral” means all of the following assets and property of the Grantors, whether now or hereafter acquired and wherever located:

(a) all Accounts;

(b) all Inventory or Documents, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(c) all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property, and General Intangibles pertaining to the property described in the clauses (a) and (b) above (“Specified Revolving Credit Collateral”);

(d) all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account) and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(e) monies, cash and deposits;

(f) all Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letter of Credit Rights, commercial tort claims or other claims and causes of action, in each case, to the extent not primarily related to Term Priority Lien Collateral;

(g) all other now owned or hereafter acquired assets and property of the Grantors that is of a type over which the Grantors have granted a Lien to the Revolving Credit Collateral Agent as of the date hereof; and

(h) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that to the extent that Instruments or Chattel Paper that constitute identifiable proceeds of Term Priority Lien Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Term Priority Lien Collateral are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice, then (as provided in Section 3.4 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Term Priority Lien Collateral.

“Revolving Credit Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement, but shall also include where the context so indicates, any agent or representative of the Revolving Credit Collateral Agent acting on behalf of the Revolving Credit Collateral Agent.

“Revolving Credit Collateral Documents” means the “Security Documents” (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement, the Revolving Credit Collateral Documents, the Bank Product Documents and the other Credit Documents (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced, increased or refinanced from time to time in whole or in part (whether with the Revolving Credit Collateral Agent and Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Revolving Credit Obligations” means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents, including the Bank Product Obligations and all “Obligations” as defined in the Revolving Credit Agreement. “Revolving Credit Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Revolving Credit Secured Parties” means, at any time, the Revolving Credit Collateral Agent, the Revolving Credit Lenders, any other Person that holds Bank Product Obligations, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Revolving Credit Loan Document and each other holder of, or obligee in respect of, any Revolving Credit Obligation outstanding at such time.

“Secured Debt Obligations” means the Term Priority Lien Obligations and the Revolving Credit Obligations.

“Secured Documents” means the Term Priority Lien Documents and the Revolving Credit Loan Documents.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Lien Reorganization Securities” has the meaning set forth in Section 6.5.

“Specified Revolving Credit Collateral” has the meaning set forth in the definition of Revolving Credit Collateral.

“Specified Term Priority Lien Collateral” means all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property, and General Intangibles other than Specified Revolving Credit Collateral.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries owns more than 50% of the Stock at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of MRC Global.

“Term Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement, but shall also include where the context so indicates, any agent or representative of the Term Collateral Agent acting on behalf of the Term Collateral Agent.

“Term Collateral Agent Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Term Collateral Documents” means the “Security Documents” (as defined in the Term Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Term Documents” means the Term Credit Agreement, the Term Collateral Documents and the other Credit Documents (as defined in the Term Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Obligation, including, to the extent applicable, Hedge Agreements and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations (including the Junior Priority Intercreditor Agreement (as defined in the Term Credit Agreement)), to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced, increased or refinanced from time to time in whole or in part (whether with the Term Collateral Agent and the Term Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Term Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“Term Obligations” means all Obligations outstanding under the Term Credit Agreement and the other Term Documents (including all “Obligations” as defined in the Term Credit Agreement). “Term Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Term Priority Lien” means a Lien granted by the Term Priority Lien Documents to the Term Collateral Agent at any time upon any property of MRC Global or any other Grantor to secure the Term Priority Lien Obligations.

“Term Priority Lien Claimholders” means, at any relevant time, the holders of Term Priority Lien Obligations at that time, including the Term Lenders and the Term Collateral Agent, under the Term Priority Lien Documents.

“Term Priority Lien Collateral” means all now owned or hereafter acquired assets and property, whether real, personal, or mixed of the Grantors, other than Revolving Credit Collateral, including without limitation:

(a) each Net Available Cash Account;

(b) all Equipment;

(c) all Real Estate Assets;

(d) all Documents related to Equipment;

(e) all Specified Term Priority Lien Collateral;

(f) all Intellectual Property;

(g) all Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letter of Credit Rights, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

(h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that the term “Term Priority Lien Collateral” shall include (as provided in Section 3.4 below) Instruments or Chattel Paper to the extent such Instruments or Chattel Paper constitute identifiable proceeds of Term Priority Lien Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Term Priority Lien Collateral that are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice.

“Term Priority Lien Debt” means, collectively, (a) the notes, loans, other indebtedness (including letters of credit and reimbursement obligations with respect thereto) or Hedging Obligations issued or incurred under the Term Credit Agreement, (b) all notes, loans, other indebtedness (including letters of credit and reimbursement obligations with respect thereto) or Hedging Obligations issued or incurred under any Additional Term Documents and with respect to which the requirements of Section 5.6 have been satisfied, and (c) all notes, loans, other indebtedness or Hedging Obligations issued or incurred under any Refinancing thereof.

“Term Priority Lien Default” means an “Event of Default” (as defined in any of the Term Priority Lien Documents).

“Term Priority Lien Documents” means, collectively, the Term Documents and the Additional Term Documents.

“Term Priority Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Priority Lien Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Term Priority Lien Obligations” means Term Obligations and Additional Term Obligations.

“Term Priority Lien Security Agreement” means the “Security Agreement” (as defined in the Term Credit Agreement).

“Term Secured Parties” means, at any time, the Term Collateral Agent, the Term Lenders, agents and other representatives of the Term Lenders, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Term Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Term Priority Lien Document outstanding at such time.

“Trademarks” has the meaning assigned to such term in the Term Priority Lien Security Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all references to terms defined in the UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Revolving Credit Agreement or the Term Credit Agreement, such reference shall be deemed to have the same effect as if the definition of such term had been independently set forth herein in full.

II.	LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Priority Lien Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents or the Term Priority Lien Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Term Priority Lien Obligations or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and/or the Revolving Credit Claimholders, and the Term Collateral Agent, on behalf of itself and/or the Term Priority Lien Claimholders, hereby each agrees that any Lien of the Revolving Credit Collateral Agent on the Revolving Credit Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Revolving Credit Collateral securing any Term Priority Lien Obligations.

2.2 Prohibition on Contesting Liens. The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Term Collateral Agent and the Term Priority Lien Claimholders, each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Term Priority Lien Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the Revolving Credit Collateral Agent, any Revolving Credit Claimholder, the Term Collateral Agent or any Term Priority Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.4.

III.	ENFORCEMENT.

3.1 Exercise of Remedies – Restrictions on the Term Collateral Agent and the Term Priority Lien Claimholders.

(a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Collateral Agent and each Term Priority Lien Claimholder:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Collateral Agent or any Term Priority Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Term Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the date on which the Term Collateral Agent first declares the existence of a Term Priority Lien Default, demands the repayment of all the principal amount of any Term Priority Lien Obligations and the Revolving Credit Collateral Agent has received notice from the Term Collateral Agent of such declaration of a Term Priority Lien Default (the “Term Collateral Agent Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Term Collateral Agent or any Term Priority Lien Claimholder exercise any rights or remedies with respect to the Revolving Credit Collateral if, notwithstanding the expiration of the Term Collateral Agent Standstill Period, (x) the Revolving Credit Collateral Agent or the Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Collateral (and the Revolving Credit Collateral Agent shall give prompt notice of such exercise to the Term Collateral Agent) or (y) any Insolvency or Liquidation Proceeding is commenced by or against any Grantor that has not been dismissed;

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, or any other exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies, relating to the Revolving Credit Collateral, whether under the Revolving Credit Loan Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders from bringing or pursuing any Enforcement against the Revolving Credit Collateral;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Term Priority Lien Obligations shall attach to any remaining proceeds resulting from actions taken by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder in accordance with this Agreement after Discharge of Revolving Credit Obligations.

(b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Collateral without any consultation with or the consent of the Term Collateral Agent or any Term Priority Lien Claimholder; provided, however, that the Liens securing the Term Priority Lien Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations) of such Revolving Credit Collateral released or disposed of subject to the relative priorities described in Section II. In exercising rights and remedies with respect to the Revolving Credit Collateral, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Term Collateral Agent and any Term Priority Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Term Priority Lien Obligations of any Grantor; provided that an Insolvency or Liquidation Proceeding has been commenced by or against such Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Revolving Credit Collateral, or the rights of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Priority Lien Claimholders, including any claims secured by the Revolving Credit Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not prohibited by the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement, with respect to the Term Priority Lien Obligations;

(6) exercise any of its rights or remedies with respect to any of the Revolving Credit Collateral after the termination of the Term Collateral Agent Standstill Period to the extent permitted by Section 3.1(a)(1);

(7) make a cash bid on all or any portion of the Revolving Credit Collateral in any foreclosure proceeding or action (or a credit bid so long as it includes a cash component and results in Discharge of Revolving Credit Obligations in connection therewith); and

(8) for the avoidance of doubt, take any of the foregoing actions or exercise any of the foregoing rights or any other right or remedy with respect to the Term Priority Lien Collateral.

The Term Collateral Agent, on behalf of itself and the Term Priority Lien Claimholders, agrees that it will not take or receive any Revolving Credit Collateral or any proceeds of such Revolving Credit Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a)(1), 6.3(b)(1) and this Section 3.1(c), the sole right of the Term Collateral Agent or the Term Priority Lien Claimholders with respect to the Revolving Credit Collateral is to hold a Lien (if any) on such Collateral pursuant to the respective Term Priority Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(b)(1):

(1) The Term Collateral Agent, on behalf of itself and the Term Priority Lien Claimholders, agrees that it will not take any action that would hinder any exercise of remedies in respect of the Revolving Credit Collateral under the Revolving Credit Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Collateral, whether by foreclosure or otherwise;

(2) The Term Collateral Agent, on behalf of itself and the Term Priority Lien Claimholders, hereby waives any and all rights the Term Collateral Agent and the Term Priority Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, in each case in respect of the Revolving Credit Collateral regardless of whether any action or failure to act by or on behalf of the Revolving Credit Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Term Priority Lien Claimholders;

(3) the Term Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Priority Lien Document (in each case, other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the enforcement of the Liens on the Revolving Credit Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.

(e) Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.4, the Term Collateral Agent and the Term Priority Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Term Priority Lien Obligations, and the Term Collateral Agent may exercise rights and remedies with respect to the Term Priority Lien Collateral in accordance with the terms of the Term Priority Lien Documents and applicable law; provided, however, that in the event that the Term Collateral Agent or any Term Priority Lien Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Priority Lien Obligations, such judgment Lien in respect of Revolving Credit Collateral shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Term Priority Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Term Collateral Agent or the Term Priority Lien Claimholders of the required payments of interest, premium, principal and other amounts owed in respect of its Term Priority Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by Term Collateral Agent or the Term Priority Lien Claimholders of rights or remedies as a secured creditor in respect of the Revolving Credit Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.

3.2 Exercise of Remedies – Collateral Access Rights.

(a) The Revolving Credit Collateral Agent and the Term Collateral Agent agree not to commence Enforcement until the earlier of the date on which (A) an Enforcement Notice has been given to the Term Collateral Agent or the Revolving Credit Collateral Agent, as the case may be or (B) any Insolvency or Liquidation Proceeding is commenced by or against any Grantor that has not been dismissed. Subject to the provisions of Section 3.1, the Term Collateral Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the Revolving Credit Collateral Agent to enforce Liens on the Revolving Credit Collateral, provided that neither the Term Collateral Agent nor the Term Priority Lien Claimholders shall interfere with the Enforcement actions of the Revolving Credit Collateral Agent with respect to the Revolving Credit Collateral.

(b) If the Term Collateral Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the Term Collateral Agent or any receiver, shall obtain possession or physical control of any of the Primary Real Estate Assets or any of the Other Real Estate, the Term Collateral Agent shall promptly notify the Revolving Credit Collateral Agent of that fact and the Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify Term Collateral Agent or, if applicable, any such third party (at such address to be provided by the Term Collateral Agent in connection with the applicable Enforcement), as to whether the Revolving Credit Collateral Agent desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Other Real Estate at differing times (i.e. a Revolving Credit Collateral Agent may obtain possession of one leased location at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.

(c) Upon delivery of notice to the Term Collateral Agent as provided in Section 3.2(b), the Access Period shall commence for all of the Primary Real Estate Assets or the subject parcel of Other Real Estate, as applicable. During the Access Period and for any period prior to an Access Period when the Revolving Credit Collateral Agent may have had access and/or use of any Term Priority Lien Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the Revolving Credit Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have such access to, and a rent free right to use, the Term Priority Lien Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Collateral, including the production, completion, packaging, shipping and other preparation of such Revolving Credit Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), the Revolving Credit Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Collateral, as well as to engage in bulk sales or other liquidations of Revolving Credit Collateral. Revolving Credit Collateral Agent shall take proper care of any Term Priority Lien Collateral that is used by it during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by them or their agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Term Priority Lien Collateral. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Term Collateral Agent or the relevant Term Priority Lien Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. Revolving Credit Collateral Agent and the Term Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Collateral Agent to commence foreclosure of the Term Priority Lien Mortgages or to show the Term Priority Lien Collateral to prospective purchasers and to ready the Term Priority Lien Collateral for sale.

(d) If the Term Collateral Agent shall foreclose or otherwise sell any of the Term Priority Lien Collateral, such Person will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Collateral subject to the terms of this Agreement.

3.3 Exercise of Remedies–Intellectual Property Rights/Access to Information/Use of Equipment.

(a) The Term Collateral Agent hereby grants (to the full extent of its rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees a royalty free, rent free license and lease to use all of the Term Priority Lien Collateral exclusive of Intellectual Property but including any computer or other data processing Equipment to conduct distribution activities on the Real Estate Assets during any Enforcement Period, to collect all Accounts or amounts owing under Instruments or Chattel Paper constituting Revolving Credit Collateral, to copy, use or preserve any and all information relating to any of the Revolving Credit Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, the royalty free, rent free license and lease granted in this clause (a) with respect to Equipment shall immediately expire at the end of the relevant Access Period.

(b) The Term Collateral Agent hereby grants (to the full extent of its rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees solely during the Enforcement Period (A) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) to use all of the Term Priority Lien Collateral constituting Intellectual Property solely to the extent necessary to collect all Accounts or amounts owing under Instruments or Chattel Paper constituting Revolving Credit Collateral and to complete the manufacture, packaging and sale of Inventory and (B) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property in connection with its Enforcement against the Revolving Credit Collateral; provided, however, that on and after the 30th day following the termination of the Access Period with respect to the Primary Real Estate Assets, the Revolving Credit Collateral Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which the Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects of at least the same level of quality offered by, and in a manner in which the Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects consistent with the practices of, one or more Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions the Revolving Credit Collateral Agent in good faith reasonably believes will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that the Revolving Credit Collateral Agent and its agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).

3.4 Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds. The Term Collateral Agent, on behalf of itself and the Term Priority Lien Claimholders, acknowledges and agrees that, to the extent any such Person exercises its rights of setoff against any Grantor’s Deposit Accounts, Securities Accounts or other assets, the amount of such setoff shall be deemed to be the Revolving Credit Collateral to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by any such Person against any Term Priority Lien Collateral (including funds in any Net Available Cash Account) to the extent applied to payment of Term Priority Lien Obligations. The Term Collateral Agent, on behalf of itself and the Term Priority Lien Claimholders, agrees that prior to an issuance of an Enforcement Notice all funds deposited under Account Agreements (other than any Account Agreement in respect of the Net Available Cash Account) and then applied to the Revolving Credit Obligations shall be treated as Revolving Credit Collateral and, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, any claim that payments made to Revolving Credit Collateral Agent through the Deposit Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute Term Priority Lien Collateral, are waived. The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Term Collateral Agent and the Term Priority Lien Claimholders, each agrees that, prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the Revolving Credit Collateral Agent, the Term Collateral Agent and the various Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Term Collateral Agent and the Term Priority Lien Claimholders, each agrees that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the Revolving Credit Collateral and the Term Priority Lien Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, all funds deposited under Account Agreements (other than any Account Agreement in respect of the Net Available Cash Account) and then applied to the Revolving Credit Obligations shall be presumed to be Revolving Credit Collateral (a presumption that can be rebutted by the Term Collateral Agent)); provided, however, that neither any Revolving Credit Claimholder nor any Term Priority Lien Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Collateral or Term Priority Lien Collateral, as the case may be (it being understood and agreed that (a) the only obligation of any Revolving Credit Claimholder is to pay over to the Term Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Claimholder received that have been identified as proceeds of the Term Priority Lien Collateral and (b) the only obligation of any Term Priority Lien Claimholder is to pay over to the Revolving Credit Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Term Priority Lien Claimholder received that have been identified as proceeds of the Revolving Credit Collateral). Each of the Revolving Credit Collateral Agent and the Term Collateral Agent may request from the other an accounting of the identification of the proceeds of Collateral (and the Revolving Credit Collateral Agent and the Term Collateral Agent, as the case may, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

3.5 Allocation of Proceeds for Mixed Collateral. In the event that Revolving Credit Collateral and Term Priority Lien Collateral are disposed of pursuant to an Enforcement in a single transaction or series of related transactions in which the aggregate sales price is not allocated between the Revolving Credit Collateral, on the one hand, and the Term Priority Lien Collateral, on the other hand, being sold, including in connection with or as a result of the sale of the Stock of any Grantor or a Subsidiary thereof that owns assets constituting Revolving Credit Collateral or Term Priority Lien Collateral, then, solely for purposes of this Agreement and unless otherwise agreed, the portion of the aggregate sales price deemed to be proceeds of the Revolving Credit Collateral, on the one hand, and the Term Priority Lien Collateral, on the other hand, shall be allocated as follows: (a) first, to the Revolving Credit Collateral in an amount equal to the face amount of all Accounts and the net book value of all Inventory sold; and (b) second, to the Revolving Credit Collateral or the Term Priority Lien Collateral in accordance with the respective fair market value of the other Collateral sold.

3.6 Exercise of Remedies – Applicable Landlord Agreements. In respect of each consent/waiver/access agreement, if any, among the Revolving Credit Collateral Agent and Term Collateral Agent (collectively, the “Collateral Agents” and individually, a “Collateral Agent”), on the one hand, and a landlord leasing real estate to a Grantor or a bailee storing personal property for a Grantor (a “Landlord”), on the other hand, which provides that each Collateral Agent has the right to inspect or remove the personal property of the applicable Grantor from the premises (such consent/waiver/access agreement being an “Applicable Landlord Agreement”):

(a) if either Collateral Agent exercises its rights under such Applicable Landlord Agreement, such Collateral Agent hereby agrees to reimburse the other Collateral Agent upon demand for any repair by such other Collateral Agent of any damage arising from the removal of the personal property by or on behalf of such Collateral Agent; and

(b) the Term Collateral Agent hereby expressly agrees, for the benefit of such Landlord and those claiming through such Landlord, that (i) such Landlord may exclusively deal with the Revolving Credit Collateral Agent until the date (the “Junior Lien Effective Date”) of a delivery of a certificate to such Landlord pursuant to the terms of such Applicable Landlord Agreement certifying to the effect that the Discharge of Revolving Credit Obligations has occurred and (ii) the Term Collateral Agent has no right to object to any discussions, correspondence or agreements between such Landlord and the Revolving Credit Collateral Agent or any amendments or modifications to such Applicable Landlord Agreement prior to the Junior Lien Effective Date; it being understood and agreed, as between the Revolving Credit Collateral Agent and the Term Collateral Agent, that the Revolving Credit Collateral Agent shall not agree without Term Collateral Agent’s advance written consent to any amendment or modifications to such Applicable Landlord Agreement the reasonably likely effect of which is to impair Term Collateral Agent’s rights as an invitee under such Applicable Landlord Agreement or impact the Term Collateral Agent in any material respect differently than it would impact the Revolving Credit Collateral Agent under such Applicable Landlord Agreement prior to the Junior Lien Effective Date.

IV.	PAYMENTS.

4.1 Application of Proceeds. Subject to the provisions of Section 6.5 hereof, so long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Revolving Credit Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Credit Collateral upon the exercise of remedies by the Revolving Credit Collateral Agent or Revolving Credit Claimholders or by the Term Collateral Agent or the Term Priority Lien Claimholders, shall be applied to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Loan Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver to the Term Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Term Collateral Agent in such order as specified in the Term Priority Lien Documents.

4.2 Payments Over. Unless and until each of the Discharge of Revolving Credit Obligations and the Discharge of Term Priority Lien Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received by any Revolving Credit Claimholder or any Term Priority Lien Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the Revolving Credit Collateral Agent (in the case of Revolving Credit Collateral) or the Term Collateral Agent (in the case of Term Priority Lien Collateral) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Collateral Agent and Revolving Credit Collateral Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until each of the Discharge of Revolving Credit Obligations and the Discharge of Term Priority Lien Obligations have occurred.

4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents; and (b) the Term Priority Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Priority Lien Obligations to the extent provided for in the Term Priority Lien Documents.

V.	OTHER AGREEMENTS.

5.1 Releases.

(a) If in connection with the exercise of the Revolving Credit Collateral Agent’s remedies in respect of any Revolving Credit Collateral as provided for in Section 3.1, the Revolving Credit Collateral Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, then the Liens, if any, of the Term Collateral Agent and the Term Priority Lien Claimholders on the Revolving Credit Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Term Collateral Agent, for itself and/or on behalf of any of the Term Priority Lien Claimholders, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Revolving Credit Collateral (collectively, a “Disposition”) permitted under the terms of each of the Revolving Credit Loan Documents and the Term Priority Lien Documents (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default and voluntary Dispositions of Term Priority Lien Collateral by the respective Grantors after a Term Priority Lien Default), the Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, in each case other than (x) in connection with the Discharge of Revolving Credit Obligations or (y) after the occurrence and during the continuance of a Term Priority Lien Default (which clause (y) will not apply if the net proceeds of such Disposition are applied to the Revolving Credit Obligations), then the Liens, if any, of the Term Collateral Agent, for itself and/or on behalf of any of the Term Priority Lien Claimholders, on such Revolving Credit Collateral shall be automatically, unconditionally and simultaneously released. The Term Collateral Agent, for itself and/or on behalf of any Term Priority Lien Claimholder, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of Revolving Credit Obligations shall occur, the Term Collateral Agent, for itself and/or on behalf of the Term Priority Lien Claimholders, hereby irrevocably constitutes and appoints Revolving Credit Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or such Term Priority Lien Claimholder, whether in the Revolving Credit Collateral Agent’s name or, at the option of the Revolving Credit Collateral Agent, in the Term Collateral Agent’s or any Term Priority Lien Claimholder’s own name, from time to time in such Revolving Credit Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2 Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Revolving Credit Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Revolving Credit Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Term Priority Lien Documents to the Term Collateral Agent for the benefit of the Term Priority Lien Claimholders to the extent required under the Term Priority Lien Documents, and then, to the extent no Term Priority Lien Obligations which were secured by such Revolving Credit Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Term Collateral Agent or any Term Priority Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Collateral Agent in accordance with the terms of Section 4.2.

(b) To effectuate the foregoing, the Revolving Credit Collateral Agent and Term Collateral Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Term Priority Lien Collateral, such proceeds shall (subject to the rights of the Grantors) first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Term Priority Lien Documents, to the Term Priority Lien Obligations.

5.3 Amendments to Revolving Credit Loan Documents and Term Priority Lien Documents; Refinancing; Legending Provisions.

(a) The Revolving Credit Loan Documents and the Term Priority Lien Documents may be amended, restated, supplemented, modified, replaced, renewed, extended, restructured or increased in accordance with their terms, and the Revolving Credit Obligations and the Term Priority Lien Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Credit Document or any Term Priority Lien Document) of the Revolving Credit Claimholders or the Term Priority Lien Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that (i) the holders of such Refinancing debt bind themselves in an Intercreditor Agreement Joinder or other writing, reasonably acceptable to the Term Collateral Agent and Revolving Credit Collateral Agent and addressed to the Term Collateral Agent or Revolving Credit Collateral Agent, as the case may be, to the terms of this Agreement, (ii) any such amendment, restatement, supplement, modification, replacement, renewal, extension, restructuring, increase or Refinancing shall not violate this Agreement, and (iii) any such amendment, restatement, supplement, modification, replacement, renewal, extension, increase or Refinancing shall not, except in compliance with the Term Priority Lien Documents, grant a Lien on the Term Priority Lien Collateral of a Grantor in favor of the Revolving Credit Collateral Agent or the holders of such Refinancing debt therefor senior and prior to or pari passu with the Lien on the Term Priority Lien Collateral in favor of the Term Collateral Agent.

(b) The Companies agree that each security agreement relating to the Revolving Credit Collateral that is a Term Priority Lien Collateral Document shall include the following language (or language to similar effect approved by both the Term Collateral Agent and the Revolving Credit Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Term Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Term Collateral Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 29, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among MRC Global Inc. (“MRC Global”), certain subsidiaries of MRC Global, Bank of America, N.A., in its capacity as a “Revolving Credit Collateral Agent”, JPMorgan Chase Bank, N.A., in its capacity as the “Term Collateral Agent” and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c) The Revolving Credit Collateral Agent and the Term Collateral Agent shall each use its commercially reasonable efforts to notify the other parties of any written amendment or modification to any Revolving Credit Loan Document or any Term Priority Lien Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, the Revolving Credit Collateral Agent and the Term Collateral Agent, as applicable, shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

5.4 Bailees for Perfection.

(a) The Revolving Credit Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as non-fiduciary collateral agent for the Term Priority Lien Claimholders and as gratuitous bailee for the Term Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-104, 9-106 and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Term Priority Lien Documents, subject to the terms and conditions of this Section 5.4.

(b) The Revolving Credit Collateral Agent shall have no obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations as provided in paragraph (d) below (or, if applicable, delivering Pledged Collateral constituting Term Priority Lien Collateral prior to the Discharge of Revolving Credit Obligations), so that, subject to the terms of this Agreement, until a Discharge of Revolving Credit Obligations (or such earlier date), the Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Loan Documents (but only to the extent that such Collateral constitutes Revolving Credit Collateral) as if the Liens (if any) of the Term Collateral Agent did not exist.

(c) The Revolving Credit Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Credit Loan Documents, the Term Priority Lien Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.

(d) Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Term Collateral Agent to the extent the Term Priority Lien Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). If the Revolving Credit Collateral Agent shall at any time hold any Pledged Collateral constituting solely Term Priority Lien Collateral, then the Revolving Credit Collateral Agent shall promptly deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to the Term Collateral Agent to the extent the Term Priority Lien Obligations which are secured by such Pledged Collateral remain outstanding. If the Term Collateral Agent shall at any time hold any Collateral constituting Revolving Credit Collateral, then the Term Collateral Agent shall promptly deliver such Revolving Credit Collateral (if any) together with any necessary endorsements to the Revolving Credit Collateral Agent to the extent the Revolving Credit Obligations which are secured by such Revolving Credit Collateral remain outstanding. The Revolving Credit Collateral Agent further agrees to take all other action reasonably requested by the Term Collateral Agent in connection with the Term Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

5.5 When Discharge of Revolving Credit Obligations and Discharge of Term Priority Lien Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Term Priority Lien Obligations, any of the Companies enters into any Refinancing of any Revolving Credit Obligation or any Term Priority Lien Obligation, as the case may be, which Refinancing is permitted under this Agreement, then such Discharge of Revolving Credit Obligations or such Discharge of Term Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or Discharge of Term Priority Lien Obligations) and, from and after the date on which the New Debt Notice (defined below) is delivered to the Term Collateral Agent or the Revolving Credit Collateral Agent, as appropriate, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Term Priority Lien Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agent or Term Collateral Agent, as the case may be, under such new Revolving Credit Loan Documents or Term Priority Lien Documents shall be the Revolving Credit Collateral Agent or Term Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that any of the Companies has entered into new Revolving Credit Loan Documents or new Term Priority Lien Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent or trustee for such facility, such agent or trustee, the “New Agent”), the Revolving Credit Collateral Agent and the Term Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Revolving Credit Collateral Agent, the Term Collateral Agent, the Revolving Credit Claimholders and the Term Priority Lien Claimholders, as the case may be, to be bound by the terms of this Agreement.

5.6 Additional Secured Debt. MRC Global and the other applicable Grantors will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of Term Priority Lien Debt incurred by MRC Global or such other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. MRC Global or the other applicable Grantor may effect such designation by delivering to the Term Collateral Agent and the Revolving Credit Collateral Agent, each of the following:

(i) an Officers’ Certificate stating that MRC Global or such other Grantor intends to incur additional Term Priority Lien Debt (“Additional Secured Debt”) which will be Term Priority Lien Debt permitted by each applicable Secured Document to be incurred and secured by a Term Priority Lien equally and ratably with all previously existing and future Term Priority Lien Debt; and

(ii) an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Secured Debt must be designated as an additional holder of Secured Debt Obligations hereunder and must, prior to or substantially concurrent with such designation, sign and deliver on behalf of the holders or lenders of such Additional Secured Debt an Intercreditor Agreement Joinder, and, to the extent necessary or appropriate to facilitate such transaction (or upon the request of either Collateral Agent), a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof, which must be reasonably satisfactory to each Collateral Agent and shall provide (among other customary matters) that the Term Collateral Agent is the “controlling” Collateral Agent with respect to all Term Priority Lien Collateral.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow MRC Global or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

VI.	INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues.

(a) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than the identifiable cash proceeds of any Term Priority Lien Collateral on which a Lien has been granted to the Revolving Credit Collateral Agent pursuant to the Revolving Credit Loan Documents or any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by the Revolving Credit Collateral (“DIP Financing”), then each Term Priority Lien Claimholder agrees that it (i) will raise no objection to or contest such Cash Collateral use or DIP Financing so long as the Term Priority Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their perfected interests in the Term Priority Lien Collateral and (ii) will not support any other Person objecting to such use of Cash Collateral or DIP Financing. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements above, the Term Collateral Agent will subordinate any Liens in the Revolving Credit Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Collateral Agent or to the extent permitted by Section 6.3). The Revolving Credit Collateral Agent, for itself and for the Revolving Credit Claimholders, the Term Collateral Agent, for itself and for the Term Priority Lien Claimholders, agree that notice received two business days prior to the entry of an order approving usage of Cash Collateral or approving DIP Financing shall be adequate notice.

(b) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit a sale of the Revolving Credit Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Term Priority Lien Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Term Priority Lien Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

6.2 Relief from the Automatic Stay.

(a) Until the Discharge of Revolving Credit Obligations has occurred, the Term Collateral Agent and each Term Priority Lien Claimholder agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Collateral, without the prior written consent of the Revolving Credit Collateral Agent.

(b) Until the Discharge of Term Priority Lien Obligations has occurred, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it shall not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Priority Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.2 or Section 3.3), without the prior written consent of the Term Collateral Agent.

6.3 Adequate Protection.

(a) The Term Collateral Agent and the Term Priority Lien Claimholders each agree that none of them shall contest (or support any other Person contesting):

(1) any request by the Revolving Credit Collateral Agent for adequate protection with respect to the Revolving Credit Collateral; or

(2) any objection by the Revolving Credit Collateral Agent to any motion, relief, action or proceeding based on the Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Collateral.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Collateral) in connection with any Cash Collateral use or DIP Financing, then the Term Collateral Agent, on behalf of itself or any of the Term Priority Lien Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Term Collateral Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Term Collateral Agent on Revolving Credit Collateral; and

(2) in the event the Term Collateral Agent, on behalf of itself or any of the Term Priority Lien Claimholders, seeks or requests adequate protection of their respective interest in the Revolving Credit Collateral and such adequate protection is granted in the form of additional collateral, then the Term Collateral Agent, on behalf of itself or any of the Term Priority Lien Claimholders, agrees that it will not oppose any request by the Revolving Credit Collateral Agent for adequate protection in the form of a Lien on such additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by the Revolving Credit Claimholders and that any Lien on such additional collateral securing the Term Priority Lien Obligations shall be subordinated to the Lien on such collateral securing the Revolving Credit Obligations and any such DIP Financing provided by the Revolving Credit Claimholders (and all obligations relating thereto) and to any other Liens granted to the Revolving Credit Claimholders as adequate protection on the same basis as the other Liens securing the Term Priority Lien Obligations are so subordinated to such Revolving Credit Obligations under this Agreement

(c) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Revolving Credit Collateral, nothing herein shall limit the rights of any Term Priority Lien Claimholder from seeking adequate protection with respect to their rights in the Term Priority Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 Avoidance Issues. If any Revolving Credit Claimholder or any Term Priority Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Credit Obligations or Term Priority Lien Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Term Priority Lien Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or Term Priority Lien Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. Notwithstanding anything to the contrary in this Agreement, if, in any Insolvency or Liquidation Proceeding, (i) the Term Priority Lien Claimholders receive pursuant to a plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Junior Lien Reorganization Securities”) in whole or in part on account of their junior Liens on the Revolving Credit Collateral (such Collateral, the “Applicable Junior Collateral”) that are secured by Liens on such Applicable Junior Collateral, and (ii) the Revolving Credit Claimholders receive pursuant to such plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Senior Lien

Reorganization Securities”) in whole or in part on account of their Revolving Credit Obligations that are secured by Liens on such Applicable Junior Collateral, then (x) the Term Priority Lien Claimholders shall be entitled to retain their Junior Lien Reorganization Securities and shall not be obligated to turnover same to any or all of the Revolving Credit Claimholders, and (y) to the extent the Junior Lien Reorganization Securities and the Senior Lien Reorganization Securities are secured by Liens upon the same Applicable Junior Collateral, the provisions of this Agreement will survive the distribution of such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and will apply with like effect to the Junior Lien Reorganization Securities and Senior Lien Reorganization Securities, to such Liens securing such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and to the distribution of proceeds of such Applicable Junior Collateral.

6.6 Separate Grants of Security and Separate Classifications. The Revolving Credit Claimholders and the Term Priority Lien Claimholders acknowledge and agree that (i) the grants of Liens pursuant to the Revolving Credit Loan Documents and the Term Priority Lien Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Priority Lien Obligations and the Revolving Credit Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders and the Term Priority Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Term Priority Lien Claimholders, with the Term Priority Lien Claimholders hereby acknowledging and agreeing to turn over to the Revolving Credit Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Priority Lien Claimholders.

6.7 Post-Petition Interest.

(a) Neither the Term Collateral Agent nor any Term Priority Lien Claimholders shall oppose or seek to challenge any claim by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Term Collateral Agent on behalf of the Term Priority Lien Claimholders on the Collateral.

(b) Neither the Revolving Credit Collateral Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Term Collateral Agent or any Term Priority Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Term Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Term Priority Lien Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Collateral Agent on behalf of the Revolving Credit Claimholders on the Collateral.

VII.	RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges that it and the Revolving Credit Claimholders have, independently and without reliance on the Term Collateral Agent or any Term Priority Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. The Term Collateral Agent, on behalf of the Term Priority Lien Claimholders, acknowledges that the Term Priority Lien Claimholders have, independently and without reliance on the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Priority Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Priority Lien Documents or this Agreement.

7.2 No Warranties or Liability. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Term Collateral Agent and the Term Priority Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Term Collateral Agent and the Term Priority Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Priority Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Collateral Agent and the Term Priority Lien Claimholders each acknowledges and agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Collateral Agent and the Term Priority Lien Claimholders shall have no duty to the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Term Collateral Agent or any of the Term Priority Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Loan Documents and the Term Priority Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Term Collateral Agent or the Term Priority Lien Claimholders to enforce any provision of this Agreement, any Revolving Credit Loan Document or any Term Priority Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Term Priority Lien Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Loan Documents and the Term Priority Lien Documents and subject to the provisions of Section 5.3(a)), the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Term Collateral Agent and the Term Priority Lien Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and the Term Priority Lien Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Credit Collateral Agent or Term Collateral Agent or any rights or remedies under any of the Revolving Credit Loan Documents or the Term Priority Lien Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Term Collateral Agent and the Term Priority Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Credit Loan Documents or any Term Priority Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Term Priority Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Term Priority Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or the Term Priority Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Term Collateral Agent, the Term Priority Lien Obligations or any Term Priority Lien Claimholder in respect of this Agreement.

VIII.	MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Term Priority Lien Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Term Collateral Agent and the Term Priority Lien Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Collateral Agent and Revolving Credit Claimholders under Section 6.4;

(b) with respect to the Term Collateral Agent, the date of the Discharge of Term Priority Lien Obligations, subject to the rights of the Term Collateral Agent under Section 6.4; and

(c) with respect to the Term Priority Lien Claimholders, the date of the Discharge of Term Priority Lien Obligations, subject to the rights of the Term Priority Lien Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of Revolving Credit Collateral Agent and the Term Collateral Agent or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Revolving Credit Obligations or Term Priority Lien Obligations as the Grantors may designate).

8.4 Information Concerning Financial Condition of the Companies and their Subsidiaries. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Term Collateral Agent and the Term Priority Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of MRC Global and its Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Term Priority Lien Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Term Priority Lien Obligations. Neither the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Term Collateral Agent or the Term Priority Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Term Collateral Agent or the Term Priority Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Priority Lien Claimholders or the Term Collateral Agent pays over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Term Priority Lien Claimholders and the Term Collateral Agent shall be subrogated to the rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders; provided, however, that, the Term Collateral Agent and the Term Priority Lien Claimholders hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Term Collateral Agent or any Term Priority Lien Claimholder that are paid over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce the amounts which such Grantor shall be obligated to pay the Term Collateral Agent or any such Term Priority Lien Claimholder.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Collateral Agent pays over to the Term Collateral Agent or the Term Priority Lien Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall be subrogated to the rights of the Term Collateral Agent and the Term Priority Lien Claimholders; provided, however, that the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Priority Lien Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders that are paid over to the Term Collateral Agent or any Term Priority Lien Claimholder pursuant to this Agreement shall not reduce the amounts which such Grantor shall be obligated to pay the Revolving Credit Collateral Agent or such Revolving Credit Claimholders.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY SECURED DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7 Notices. All notices to the Revolving Credit Claimholders and the Term Priority Lien Claimholders permitted or required under this Agreement shall also be sent to the Revolving Credit Collateral Agent and Term Collateral Agent, as applicable. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The Revolving Credit Collateral Agent, the Term Collateral Agent and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Collateral Agent or Term Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by Revolving Credit Collateral Agent or Term Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral or the Term Priority Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Term Priority Lien Documents.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.10 Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Term Collateral Agent and the Term Priority Lien Claimholders and their respective successors and assigns. Term Collateral Agent represents that it has not agreed to any modification of the provisions in the Term Priority Lien Documents authorizing it to execute this Agreement and bind the Term Priority Lien Claimholders, and the Revolving Credit Collateral Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Agreement authorizing it to execute this Agreement and bind the Revolving Credit Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Term Collateral Agent nor the Revolving Credit Collateral Agent makes any representation regarding the validity or binding effect of the Term Priority Lien Documents or Revolving Credit Loan Documents, respectively, or their authority to bind any of the Claimholder’s through their execution of this Agreement.

8.11 Specific Performance. Each of the Revolving Credit Collateral Agent and the Term Collateral Agent may demand specific performance of this Agreement. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Term Collateral Agent, on behalf of itself and the Term Priority Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders or the Term Collateral Agent or the Term Priority Lien Claimholders, as the case may be.

8.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by PDF or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14 Electronic Execution of Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agents or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Collateral Agents are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agents pursuant to procedures approved by Collateral Agents.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Collateral Agent, the Term Collateral Agent, the Revolving Credit Claimholders and the Term Priority Lien Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Term Collateral Agent and the Term Priority Lien Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Term Priority Lien Documents, respectively.

8.17 Additional Grantors. MRC Global shall cause each Person that becomes a Grantor after the date hereof to become a party to this Agreement by execution and delivery by such Person of an Intercreditor Agreement Joinder.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Term Collateral Agent and the Term Priority Lien Claimholders on the other hand. None of the Grantor or any other creditor thereof shall have any rights or obligations hereunder and neither the Companies nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Term Priority Lien Obligations as and when the same shall become due and payable in accordance with their terms.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Revolving Credit Collateral Agent:

BANK OF AMERICA, N.A., as Revolving Credit Collateral Agent

By:	/s/ Jacob Garcia
Name: Jacob Garcia
Title: Senior Vice President

Notice Address:

901 Main Street, 11th Floor
TXl-492-11-23
Dallas, Texas 75202
Attention: Jacob Garcia
Fax: 214-209-4766

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

Term Collateral Agent:

JPMORGAN CHASE BANK, N.A., as Term Collateral Agent

By:	/s/ Andrew Rossman
Name: Andrew Rossman
Title: Executive Director

Notice Address:

JPMorgan Chase Bank, N.A.
131 S. Dearborn St, Floor 04
Chicago, IL 60603-5506
Attention: Loan and Agency Servicing
Email: jpm.agency/cri@jpmorgan.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

Acknowledged and Agreed to by the Companies:

MRC GLOBAL INC.
MRC GLOBAL (US) INC.
MRC GLOBAL MANAGEMENT COMPANY
MRC GLOBAL SERVICES COMPANY LLC
MRC GLOBAL CANADA HOLDINGS (US) INC.

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT JOINDER

The undersigned, ______________________, a __________________, hereby agrees to become party as [a Company] [agent/trustee] under the Intercreditor Agreement dated as of October 29, 2024 (the “Intercreditor Agreement”) among MRC GLOBAL INC., a Delaware corporation (“MRC Global”), certain subsidiaries of MRC Global, BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent for the Revolving Credit Secured Parties referenced below (including its successors and assigns from time to time, the “Revolving Credit Collateral Agent”) and JPMORGAN CHASE BANK, N.A., in its capacity as Term Collateral Agent for the Term Secured Parties (including its successors and assigns from time to time, the “Term Collateral Agent”), as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 8 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of _____________________, 20____.

[___________________________________]

By:

Name:
Title:

A-1